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                                   EXHIBIT 8
                       FORM OF CUSTODY AGREEMENT BETWEEN
                        REGISTRANT AND BANK OF NEW YORK,
                         FEE SCHEDULES, AND AMENDMENTS
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                                CUSTODY AGREEMENT

     Agreement made as of this 28th day of February, 1997, between AUL AMERICAN SERIES FUND INC., a Maryland corporation organized and existing under the laws of the State of Maryland, having its principal office and place of business at Indianapolis, Indiana (hereinafter called the "Fund"), and THE BANK OF NEW YORK, a New York corporation authorized to do a banking business, having its principal office and place of business at 48 Wall Street, New York, New York 10286 (hereinafter called the "Custodian").

                              W I T N E S S E T H :


that for and in consideration of the mutual promises hereinafter set forth, the Fund and the Custodian agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

1. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees.

2. "Call Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options, Futures Contracts, and Futures Contract Options entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities.

3. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is actually received by the custodian and signed on behalf of the Fund by any two Officers, and the term Certificate shall also include Instructions.

4. "Clearing Member" shall mean a registered broker-dealer which is a clearing member under the rules of


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                                       2


O.C.C. and a member of a national securities exchange qualified to act as a custodian for an investment company, or any broker-dealer reasonably believed by the Custodian to be such a clearing member.

5. "Collateral Account" shall mean a segregated account so denominated which is specifically allocated to a Series and pledged to the Custodian as security for, and in consideration of, the Custodian's issuance of (a) any Put Option guarantee letter or similar document described in paragraph 8 of Article V herein, or (b) any receipt described in Article V or VIII herein.

6. "Covered Call Option" shall mean an exchange traded option entitling the holder, upon timely exercise and payment of the exercise price, as specified therein, to purchase from the writer thereof the specified underlying Securities (excluding Futures Contracts) which are owned by the writer thereof and subject to appropriate restrictions. 7. "Composite Currency Unit" shall mean the European Currency Unit or any other composite unit consisting of the aggregate of specified amounts of specified Currencies as such unit may be constituted from time to time.

8. "Currency" shall mean money denominated in a lawful currency of any country or the European Currency Unit.

9. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, specifically identified in a certified copy of a resolution of the Fund's Board of Directors specifically approving deposits therein by the Custodian.

10. "Financial Futures Contract" shall mean the firm commitment to buy or sell fixed income securities including, without limitation, U.S. Treasury Bills, U.S. Treasury Notes, U.S. Treasury Bonds, domestic bank certificates of deposit, and Eurodollar certificates of deposit, during a specified month at an agreed upon price.

11. "Futures Contract" shall mean a Financial Futures Contract and/or Stock Index Futures Contracts.

12. "Futures Contract Option" shall mean an option with respect to a Futures Contract.

13. "FX Transaction" shall mean any transaction for the purchase by one party of an agreed amount in one Currency


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                                       3


against  the  sale by it to the  other  party of an  agreed  amount  in  another
Currency.

14.  "Instructions"  shall  mean  instructions   communications  transmitted  by
electronic or

telecommunications media including S.W.I.F.T., computer-to-computer interface, dedicated transmission line, facsimile transmission (which may be signed by an Officer or unsigned) and tested telex.

15. "Margin Account" shall mean a segregated account in the name of a broker, dealer, futures commission merchant, or a Clearing Member, or in the name of the Fund for the benefit of a broker, dealer, futures commission merchant, or Clearing Member, or otherwise, in accordance with an agreement between the Fund, the Custodian and a broker, dealer, futures commission merchant or a Clearing Member (a "Margin Account Agreement"), separate and distinct from the custody account, in which certain Securities and/or money of the Fund shall be deposited and withdrawn from time to time in connection with such transactions as the Fund may from time to time determine. Securities held in the Book-Entry System or the Depository shall be deemed to have been deposited in, or withdrawn from, a Margin Account upon the Custodian's effecting an appropriate entry in its books and records.

16. "Money Market Security" shall be deemed to include, without limitation, certain Reverse Repurchase Agreements, debt obligations issued or guaranteed as to interest and principal by the government of the United States or agencies or instrumentalities thereof, any tax, bond or revenue anticipation note issued by any state or municipal government or public authority, commercial paper, certificates of deposit and bankers' acceptances, repurchase agreements with respect to the same and bank time deposits, where the purchase and sale of such securities normally requires settlement in federal funds on the same day as such purchase or sale. 17. "O.C.C." shall mean the Options Clearing Corporation, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, its successor or successors, and its nominee or nominees.

18. "Officers" shall be deemed to include the President, any Vice President, the Secretary, the Treasurer, the Controller, any Assistant Secretary, any Assistant Treasurer, and any other person or persons, whether or not any such other person is an officer of the Fund, duly authorized by the Board of Directors of the Fund to execute any Certificate, instruction, notice or other instrument on behalf of the Fund and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.
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                                       4


19. "Option" shall mean a Call Option, Covered Call Option, Stock Index Option and/or a Put Option.

20. "Oral Instructions" shall mean verbal instructions actually received by the Custodian from an Officer or from a person reasonably believed by the Custodian to be an Officer.

21. "Put Option" shall mean an exchange traded option with respect to Securities other than Stock Index Options, Futures Contracts, and Futures Contract Options entitling the holder, upon timely exercise and tender of the specified underlying Securities, to sell such Securities to the writer thereof for the exercise price.

22. "Reverse Repurchase Agreement" shall mean an agreement pursuant to which the Fund sells Securities and agrees to repurchase such Securities at a described or specified date and price.

23. "Security" shall be deemed to include, without limitation, Money Market Securities, Call Options, Put Options, Stock Index Options, Stock Index Futures Contracts, Stock Index Futures Contract Options, Financial Futures Contracts, Financial Futures Contract Options, Reverse Repurchase Agreements, common stocks and other securities having characteristics similar to common stocks, preferred stocks, debt obligations issued by state or municipal governments and by public authorities, (including, without limitation, general obligation bonds, revenue bonds, industrial bonds and industrial development bonds), bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase, sell or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

24. "Senior Security Account" shall mean an account maintained and specifically allocated to a Series under the terms of this Agreement as a segregated account, by recordation or otherwise, within the custody account in which certain Securities and/or other assets of the Fund specifically allocated to such Series shall be deposited and withdrawn from time to time in accordance with Certificates received by the Custodian in connection with such transactions as the Fund may from time to time determine.

25. "Series" shall mean the various portfolios, if any, of the Fund listed on Appendix B hereto as amended from time to time.

26. "Shares" shall mean the shares of capital stock of the Fund, each of which is, in the case of a Fund having Series, allocated to a particular Series.
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                                       5


27. "Stock Index Futures Contract" shall mean a bilateral agreement pursuant to which the parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the value of a particular stock index at the close of the last business day of the contract and the price at which the futures contract is originally struck.

28. "Stock Index Option" shall mean an exchange traded option entitling the holder, upon timely exercise, to receive an amount of cash determined by reference to the difference between the exercise price and the value of the index on the date of exercise.


                                   ARTICLE II.

                            APPOINTMENT OF CUSTODIAN

1. The Fund hereby constitutes and appoints the Custodian as custodian of the Securities and moneys at any time owned by the Fund during the period of this Agreement.

2. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                                  ARTICLE III.

                         CUSTODY OF CASH AND SECURITIES

1. Except as otherwise provided in paragraph 7 of this Article and in Article VIII, the Fund will deliver or cause to be delivered to the Custodian all Securities and all moneys owned by it, at any time during the period of this
Agreement, and shall specify with respect to such Securities and money the Series to which the same are specifically allocated. The Custodian shall segregate, keep and maintain the assets of the Series separate and apart. The Custodian will not be responsible for any Securities and moneys not actually received by it. The Custodian will be entitled to reverse any credits made on the Fund's behalf where such credits have been previously made and moneys are not finally collected. The Fund shall deliver to the Custodian a certified resolution of the Board of Directors of the Fund, substantially in the form of Exhibit A hereto, approving, authorizing and instructing the Custodian on a continuous and on-going basis to deposit in the Book-Entry System all Securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated and to utilize the Book-Entry System to the extent possible in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of
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                                       6


Securities and deliveries and returns of Securities collateral. Prior to a deposit of Securities specifically allocated to a Series in the Depository, the Fund shall deliver to the Custodian a certified resolution of the Board of Directors of the Fund, substantially in the form of Exhibit B hereto, approving, authorizing and instructing the Custodian on a continuous and ongoing basis until instructed to the contrary by a Certificate actually received by the Custodian to deposit in the Depository all Securities specifically allocated to such Series eligible for deposit therein, and to utilize the Depository to the extent possible with respect to such Securities in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of Securities collateral. Securities and moneys deposited in either the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including, but not limited to, accounts in which the Custodian acts in a fiduciary or representative capacity and will be specifically allocated on the Custodian's books to the separate account for the applicable Series. Prior to the Custodian's accepting, utilizing and acting with respect to Clearing Member confirmations for Options and transactions in Options for a Series as provided in this Agreement, the Custodian shall have received a certified resolution of the Fund's Board of Directors, substantially in the form of Exhibit C hereto, approving, authorizing and instructing the Custodian on a continuous and on-going basis, until instructed to the contrary by a Certificate actually received by the Custodian, to accept, utilize and act in accordance with such confirmations as provided in this Agreement with respect to such Series.

2. The Custodian shall establish and maintain separate accounts, in the name of each Series, and shall credit to the separate account for each Series all moneys received by it for the account of the Fund with respect to such Series. Money credited to a separate account for a Series shall be disbursed by the Custodian only:

(a)  As hereinafter provided;

(b) Pursuant to Certificates setting forth the name and address of the person to whom the payment is to be made, the Series account from which payment is to be made and the purpose for which payment is to be made; or

(c) In payment of the fees and in reimbursement of the expenses and liabilities of the Custodian attributable to such Series.

3. Promptly after the close of business on each day, the Custodian shall furnish the Fund with confirmations and a summary, on a per Series basis, of all transfers to or from


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the account of the Fund for a Series,  either hereunder or with any co-custodian or sub-custodian appointed in accordance with this Agreement during said day. Where Securities are transferred to the account of the Fund for a Series, the Custodian shall also by book-entry or otherwise identify as belonging to such Series a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time as may be agreed upon by the Fund and the Custodian, the Custodian shall furnish the Fund with a detailed statement, on a per Series basis, of the Securities and moneys held by the Custodian for the Fund.

4. Except as otherwise provided in paragraph 7 of this Article and in Article VIII, all Securities held by the Custodian hereunder, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held hereunder may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or their successor or successors, or their nominee or nominees. The Fund agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository any Securities which it may hold hereunder and which may from time to time be registered in the name of the Fund. The Custodian shall hold all such Securities specifically allocated to a Series which are not held in the Book-Entry System or in the Depository in a separate account in the name of such Series physically segregated at all times from those of any other person or persons.

5. Except as otherwise provided in this Agreement and unless otherwise instructed to the contrary by a Certificate, the Custodian by itself, or through the use of the Book-Entry System or the Depository with respect to Securities held hereunder and therein deposited, shall with respect to all Securities held for the Fund hereunder in accordance with preceding paragraph 4:

(a)  Collect all income, dividends and distributions due or payable;

(b) Give notice to the Fund and present payment and collect the amount payable upon such Securities which are called, but only if either (i) the Custodian receives a written notice of such call, or (ii) notice of such call appears in one or more of the publications listed in Appendix C annexed hereto, which may be amended at any time by the
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                                       8


Custodian without the prior notification or consent of the Fund;

(c) Present for payment and collect the amount payable upon all Securities which mature;

(d)  Surrender  Securities  in  temporary  form  for definitive Securities;

(e) Execute, as custodian, any necessary declarations or certificates of ownership under the Federal Income Tax Laws or the laws or regulations of any other taxing authority now or hereafter in effect;

(f) Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of a Series, all rights and similar securities issued with respect to any Securities held by the Custodian for such Series hereunder; and

(g) Promptly deliver to the Fund all notices, proxies, proxy soliciting materials, consents and other written information (including, without limitation, notices of tender offers and exchange offers, pendency of calls, maturities of Securities and expiration of rights) relating to Securities held pursuant to this Agreement which are actually received by the Custodian, such proxies and other similar materials to be executed by the registered owner (if Securities are registered otherwise than in the name of the Fund), but without indicating the manner in which proxies or consents are to be voted.

6. Upon receipt of a Certificate and not otherwise, the Custodian, directly or through the use of the Book-Entry System or the Depository, shall:

(a) Execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of the Fund as owner of any Securities held by the Custodian hereunder for the Series specified in such Certificate may be exercised;

(b) Deliver any Securities held by the Custodian hereunder for the Series specified in such Certificate in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege and receive and hold hereunder specifically allocated to such Series any cash or other Securities received in exchange;

(c) Deliver any Securities held by the Custodian hereunder for the Series specified in such Certificate to any

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                                       9


protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold hereunder specifically allocated to such Series such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

(d) Make such transfers or exchanges of the assets of the Series specified in such Certificate, and take such other steps as shall be stated in such Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Fund;

(e) Present for payment and collect the amount payable upon Securities not described in preceding paragraph 5(b) of this Article which may be called as specified in the Certificate; and

(f) Execute ownership and other certificates and affidavits, all as specified in a Certificate, for federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Series held by it and in connection with transfers of securities.

7. Notwithstanding any provision elsewhere contained herein, the Custodian shall not be required to obtain possession of any instrument or certificate representing any Futures Contract, any Option, or any Futures Contract Option until after it shall have determined, or shall have received a Certificate from the Fund stating, that any such instruments or certificates are available. The Fund shall deliver to the Custodian such a Certificate no later than the business day preceding the availability of any such instrument or certificate. Prior to such availability, the Custodian shall comply with Section 17(f) of the Investment Company Act of 1940, as amended, in connection with the purchase, sale, settlement, closing out or writing of Futures Contracts, Options, or Futures Contract Options by making payments or deliveries specified in Certificates received by the Custodian in connection with any such purchase, sale, writing, settlement or closing out upon its receipt from a broker, dealer, or futures commission merchant of a statement or confirmation reasonably believed by the Custodian to be in the form customarily used by brokers, dealers, or future commission merchants with respect to such Futures Contracts, Options, or Futures Contract Options, as the case may be, confirming that such Security is held by such broker, dealer or futures commission merchant, in book-entry form or otherwise, in the name of the Custodian (or any nominee of the Custodian) as custodian for the Fund, provided, however, that notwithstanding the foregoing, payments to or deliveries from the Margin
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                                       10


Account, and payments with respect to Securities to which a Margin Account relates, shall be made in accordance with the terms and conditions of the Margin Account Agreement. Whenever any such instruments or certificates are available, the Custodian shall, notwithstanding any provision in this Agreement to the contrary, make payment for any Futures Contract, Option, or Futures Contract Option for which such instruments or such certificates are available only against the delivery to the Custodian of such instrument or such certificate, and deliver any Futures Contract, Option or Futures Contract Option for which such instruments or such certificates are available only against receipt by the Custodian of payment therefor. Any such instrument or certificate delivered to the Custodian shall be held by the Custodian hereunder in accordance with, and subject to, the provisions of this Agreement.


                                   ARTICLE IV.

        PURCHASE AND SALE OF INVESTMENTS OF THE FUND OTHER THAN OPTIONS,
                 FUTURES CONTRACTS AND FUTURES CONTRACT OPTIONS

1. Promptly after each purchase of Securities by the Fund, other than a purchase of an Option, a Futures Contract, or a Futures Contract Option, the Fund shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each purchase of Money Market Securities, a Certificate or Oral Instructions, specifying with respect to each such purchase: (a) the Series to which such Securities are to be specifically allocated; (b) the name of the issuer and the title of the Securities; (c) the number of shares or the principal amount purchased and accrued interest, if any; (d) the date of purchase and settlement;
(e) the purchase price per unit; (f) the total amount payable upon such purchase; (g) the name of the person from whom or the broker through whom the purchase was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom payment is to be made. The Custodian shall, upon receipt of Securities purchased by or for the Fund, pay to the broker specified in the Certificate out of the moneys held for the account of such Series the total amount payable upon such purchase, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions.

2. Promptly after each sale of Securities by the Fund, other than a sale of any Option, Futures Contract, Futures Contract Option, or any Reverse Repurchase Agreement, the Fund shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate, and (ii) with respect to each sale of Money Market Securities, a Certificate or Oral Instructions,

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                                       11


specifying with respect to each such sale: (a) the Series to which such Securities were specifically allocated; (b) the name of the issuer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest, if any; (d) the date of sale; (e) the sale price per unit; (f) the total amount payable to the Fund upon such sale; (g) the name of the broker through whom or the person to whom the sale was made, and the name of the clearing broker, if any; and (h) the name of the broker to whom the Securities are to be delivered. The Custodian shall deliver the Securities specifically allocated to such Series to the broker specified in the Certificate against payment of the total amount payable to the Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate or Oral Instructions.

                                   ARTICLE V.

                                     OPTIONS

1. Promptly after the purchase of any Option by the Fund, the Fund shall deliver to the Custodian a Certificate specifying with respect to each Option purchased:
(a) the Series to which such Option is specifically allocated; (b) the type of Option (put or call); (c) the name of the issuer and the title and number of shares subject to such Option or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Stock Index Options purchased; (d) the expiration date; (e) the exercise price; (f) the dates of purchase and settlement; (g) the total amount payable by the Fund in connection with such purchase; (h) the name of the Clearing Member through whom such Option was purchased; and (i) the name of the broker to whom payment is to be made. The Custodian shall pay, upon receipt of a Clearing Member's statement confirming the purchase of such Option held by such Clearing Member for the account of the Custodian (or any duly appointed and registered nominee of the Custodian) as custodian for the Fund, out of moneys held for the account of the Series to which such Option is to be specifically allocated, the total amount payable upon such purchase to the Clearing Member through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate.


2. Promptly after the sale of any Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to each such sale: (a) the Series to which such Option was specifically allocated; (b) the type of Option (put or call); (c) the name of the issuer and the title and number of shares subject to such Option or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Stock Index Options sold; (d) the date of sale; (e) the sale price; (f) the date of settlement; (g) the total amount payable to the Fund upon such sale; and (h) the name of the Clearing Member through whom the sale was made. The Custodian shall consent to the delivery of the Option sold by the Clearing Member which previously supplied the confirmation described in preceding paragraph 1 of this Article with respect to such Option against payment to the Custodian of the total amount payable to the Fund, provided that the same conforms to the total amount payable as set forth in such Certificate.

3. Promptly after the exercise by the Fund of any Call Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Call Option: (a) the Series to which such Call Option was specifically allocated; (b) the name of the issuer and the title and number of shares subject to the Call Option; (c) the expiration date;
(d) the date of exercise and settlement; (e) the exercise price per share; (f) the total amount to be paid by the Fund upon such exercise; and (g) the name of the Clearing Member through whom such Call Option was exercised. The Custodian shall, upon receipt of the Securities underlying the Call Option which was exercised, pay out of the moneys held for the account of the Series to which such Call Option was specifically allocated the total amount payable to the Clearing Member through whom the Call Option was exercised, provided that the same conforms to the total amount payable as set forth in such Certificate.

4. Promptly after the exercise by the Fund of any Put Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Put Option: (a) the Series to which such Put Option was specifically allocated; (b) the name of the issuer and the title and number of shares subject to the Put Option; (c) the expiration date;
(d) the date of exercise and settlement; (e) the exercise price per share; (f) the total amount to be paid to the Fund upon such exercise; and (g) the name of the Clearing Member through whom such Put Option was exercised. The Custodian shall, upon receipt of the amount payable upon the exercise of the Put Option, deliver or direct the Depository to deliver the Securities specifically allocated to such Series, provided the same conforms to the amount payable to the Fund as set forth in such Certificate.

5. Promptly after the exercise by the Fund of any Stock Index Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Stock Index Option: (a) the Series to which such Stock Index Option was specifically allocated; (b) the type of Stock Index Option (put or call); (c) the number of Options being exercised; (d) the stock index to which such Option relates; (e) the expiration date; (f) the exercise price; (g) the total amount to be received by the

Fund in connection with such exercise; and (h) the Clearing Member from whom such payment is to be received.

6. Whenever the Fund writes a Covered Call Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Covered Call Option: (a) the Series for which such Covered Call Option was written; (b) the name of the issuer and the title and number of shares for which the Covered Call Option was written and which underlie the same; (c) the expiration date;
(d) the exercise price; (e) the premium to be received by the Fund; (f) the date such Covered Call Option was written; and (g) the name of the Clearing Member through whom the premium is to be received. The Custodian shall deliver or cause to be delivered, in exchange for receipt of the premium specified in the Certificate with respect to such Covered Call Option, such receipts as are required in accordance with the customs prevailing among Clearing Members dealing in Covered Call Options and shall impose, or direct the Depository to impose, upon the underlying Securities specified in the Certificate specifically allocated to such Series such restrictions as may be required by such receipts. Notwithstanding the foregoing, the Custodian has the right, upon prior written notification to the Fund, at any time to refuse to issue any receipts for Securities in the possession of the Custodian and not deposited with the Depository underlying a Covered Call Option.

7. Whenever a Covered Call Option written by the Fund and described in the preceding paragraph of this Article is exercised, the Fund shall promptly deliver to the Custodian a Certificate instructing the Custodian to deliver, or to direct the Depository to deliver, the Securities subject to such Covered Call Option and specifying: (a) the Series for which such Covered Call Option was written; (b) the name of the issuer and the title and number of shares subject to the Covered Call Option; (c) the Clearing Member to whom the underlying Securities are to be delivered; and (d) the total amount payable to the Fund upon such delivery. Upon the return and/or cancellation of any receipts delivered pursuant to paragraph 6 of this Article, the Custodian shall deliver, or direct the Depository to deliver, the underlying Securities as specified in the Certificate against payment of the amount to be received as set forth in such Certificate.

8. Whenever the Fund writes a Put Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Put Option: (a) the Series for which such Put Option was written; (b) the name of the issuer and the title and number of shares for which the Put Option is written and which underlie the same; (c) the expiration date; (d) the exercise price; (e) the premium to be received by the Fund; (f) the date such Put Option is written; (g) the name of the Clearing Member through whom the premium is to be received and to whom a Put Option guarantee letter is to be delivered; (h) the amount of cash, and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in the Senior Security Account for such Series; and (i) the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be deposited into the Collateral Account for such Series. The Custodian shall, after making the deposits into the Collateral Account specified in the Certificate, issue a Put Option guarantee letter substantially in the form utilized by the Custodian on the date hereof, and deliver the same to the Clearing Member specified in the Certificate against receipt of the premium specified in said Certificate. Notwithstanding the foregoing, the Custodian shall be under no obligation to issue any Put Option guarantee letter or similar document if it is unable to make any of the representations contained therein.

9. Whenever a Put Option written by the Fund and described in the preceding paragraph is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which such Put Option was written; (b) the name of the issuer and title and number of shares subject to the Put Option;
(c) the Clearing Member from whom the underlying  Securities are to be received;
(d) the total amount payable by the Fund upon such delivery; (e) the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be withdrawn from the Collateral Account for such Series and (f) the amount of cash and/or the amount and kind of Securities, specifically allocated to such Series, if any, to be withdrawn from the Senior Security Account. Upon the return and/or cancellation of any Put Option guarantee letter or similar document issued by the Custodian in connection with such Put Option, the Custodian shall pay out of the moneys held for the account of the Series to which such Put Option was specifically allocated the total amount payable to the Clearing Member specified in the Certificate as set forth in such Certificate against delivery of such Securities, and shall make the withdrawals specified in such Certificate.

10. Whenever the Fund writes a Stock Index Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Stock Index Option: (a) the Series for which such Stock Index Option was written; (b) whether such Stock Index Option is a put or a call; (c) the number of options written; (d) the stock index to which such Option relates; (e) the expiration date; (f) the exercise price; (g) the Clearing Member through whom such Option was written; (h) the premium to be received by the Fund; (i) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in the Senior Security Account for such Series; (j) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in the

Collateral Account for such Series; and (k) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in a Margin Account, and the name in which such account is to be or has been established. The Custodian shall, upon receipt of the premium specified in the Certificate, make the deposits, if any, into the Senior Security Account specified in the Certificate, and either (1) deliver such receipts, if any, which the Custodian has specifically agreed to issue, which are in accordance with the customs prevailing among Clearing Members in Stock Index Options and make the deposits into the Collateral Account specified in the Certificate, or
(2) make the deposits into the Margin Account specified in the Certificate.

11. Whenever a Stock Index Option written by the Fund and described in the preceding paragraph of this Article is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Stock Index Option: (a) the Series for which such Stock Index Option was written; (b) such information as may be necessary to identify the Stock Index Option being exercised; (c) the Clearing Member through whom such Stock Index Option is being exercised; (d) the total amount payable upon such exercise, and whether such amount is to be paid by or to the Fund; (e) the amount of cash and/or amount and kind of Securities, if any, to be withdrawn from the Margin Account; and (f) the amount of cash and/or amount and kind of Securities, if any, to be withdrawn from the Senior Security Account for such Series; and the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account for such Series. Upon the return and/or cancellation of the receipt, if any, delivered pursuant to the preceding paragraph of this Article, the Custodian shall pay out of the moneys held for the account of the Series to which such Stock Index Option was specifically allocated to the Clearing Member specified in the Certificate the total amount payable, if any, as specified therein.

12. Whenever the Fund purchases any Option identical to a previously written Option described in paragraphs, 6, 8 or 10 of this Article in a transaction expressly designated as a "Closing Purchase Transaction" in order to liquidate its position as a writer of an Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to the Option being purchased:
(a) that the transaction is a Closing Purchase Transaction; (b) the Series for which the Option was written; (c) the name of the issuer and the title and number of shares subject to the Option, or, in the case of a Stock Index Option, the stock index to which such Option relates and the number of Options held; (d) the exercise price; (e) the premium to be paid by the Fund; (f) the expiration date; (g) the type of Option (put or call); (h) the date of such purchase; (i) the name of the Clearing Member to whom the premium is to be paid; and (j) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Collateral Account, a specified Margin Account, or the Senior Security Account for such Series. Upon the Custodian's payment of the premium and the return and/or cancellation of any receipt issued pursuant to paragraphs 6, 8 or 10 of this Article with respect to the Option being liquidated through the Closing Purchase Transaction, the Custodian shall remove, or direct the Depository to remove, the previously imposed restrictions on the Securities underlying the Call Option.

13. Upon the expiration, exercise or consummation of a Closing Purchase Transaction with respect to any Option purchased or written by the Fund and described in this Article, the Custodian shall delete such Option from the statements delivered to the Fund pursuant to paragraph 3 Article III herein, and upon the return and/or cancellation of any receipts issued by the Custodian, shall make such withdrawals from the Collateral Account, and the Margin Account and/or the Senior Security Account as may be specified in a Certificate received in connection with such expiration, exercise, or consummation.

                                   ARTICLE VI.

                                FUTURES CONTRACTS


1. Whenever the Fund shall enter into a Futures Contract, the Fund shall deliver to the Custodian a Certificate specifying with respect to such Futures Contract, (or with respect to any number of identical Futures Contract(s)): (a) the Series for which the Futures Contract is being entered; (b) the category of Futures Contract (the name of the underlying stock index or financial instrument); (c) the number of identical Futures Contracts entered into; (d) the delivery or settlement date of the Futures Contract(s); (e) the date the Futures Contract(s) was (were) entered into and the maturity date; (f) whether the Fund is buying (going long) or selling (going short) on such Futures Contract(s); (g) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Senior Security Account for such Series; (h) the name of the broker, dealer, or futures commission merchant through whom the Futures Contract was entered into; and (i) the amount of fee or commission, if any, to be paid and the name of the broker, dealer, or futures commission merchant to whom such amount is to be paid. The Custodian shall make the deposits, if any, to the Margin Account in accordance with the terms and conditions of the Margin Account Agreement. The Custodian shall make payment out of the moneys specifically allocated to such Series of the fee or commission, if any, specified in the Certificate and deposit in the Senior Security Account for such Series the amount of cash and/or the amount and kind of Securities specified in said Certificate.

2. (a) Any variation margin payment or similar payment required to be made by the Fund to a broker, dealer, or futures commission merchant with respect to an outstanding Futures Contract, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

(b) Any variation margin payment or similar payment from a broker, dealer, or futures commission merchant to the Fund with respect to an outstanding Futures Contract, shall be received and dealt with by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

3. Whenever a Futures Contract held by the Custodian hereunder is retained by the Fund until delivery or settlement is made on such Futures Contract, the Fund shall deliver to the Custodian a Certificate specifying: (a) the Futures Contract and the Series to which the same relates; (b) with respect to a Stock Index Futures Contract, the total cash settlement amount to be paid or received, and with respect to a Financial Futures Contract, the Securities and/or amount of cash to be delivered or received; (c) the broker, dealer, or futures commission merchant to or from whom payment or delivery is to be made or received; and (d) the amount of cash and/or Securities to be withdrawn from the Senior Security Account for such Series. The Custodian shall make the payment or delivery specified in the Certificate, and delete such Futures Contract from the statements delivered to the Fund pursuant to paragraph 3 of Article III herein.


4. Whenever the Fund shall enter into a Futures Contract to offset a Futures Contract held by the Custodian hereunder, the Fund shall deliver to the Custodian a Certificate specifying: (a) the items of information required in a Certificate described in paragraph 1 of this Article, and (b) the Futures Contract being offset. The Custodian shall make payment out of the money specifically allocated to such Series of the fee or commission, if any, specified in the Certificate and delete the Futures Contract being offset from the statements delivered to the Fund pursuant to paragraph 3 of Article III herein, and make such withdrawals from the Senior Security Account for such Series as may be specified in such Certificate. The withdrawals, if any, to be made from the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

                                  ARTICLE VII.

                            FUTURES CONTRACT OPTIONS

1. Promptly after the purchase of any Futures Contract Option by the Fund, the Fund shall promptly deliver to the

Custodian a Certificate specifying with respect to such Futures Contract Option:
(a) the Series to which such Option is specifically allocated; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option purchased; (d) the expiration date; (e) the exercise price; (f) the dates of purchase and settlement; (g) the amount of premium to be paid by the Fund upon such purchase; (h) the name of the broker or futures commission merchant through whom such option was purchased; and (i) the name of the broker, or futures commission merchant, to whom payment is to be made. The Custodian shall pay out of the moneys specifically allocated to such Series, the total amount to be paid upon such purchase to the broker or futures commissions merchant through whom the purchase was made, provided that the same conforms to the amount set forth in such Certificate.

2. Promptly after the sale of any Futures Contract Option purchased by the Fund pursuant to paragraph 1 hereof, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such sale: (a) the Series to which such Futures Contract Option was specifically allocated; (b) the type of Future Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option; (d) the date of sale; (e) the sale price; (f) the date of settlement; (g) the total amount payable to the Fund upon such sale; and (h) the name of the broker of futures commission merchant through whom the sale was made. The Custodian shall consent to the cancellation of the Futures Contract Option being closed against payment to the Custodian of the total amount payable to the Fund, provided the same conforms to the total amount payable as set forth in such Certificate.

3. Whenever a Futures Contract Option purchased by the Fund pursuant to paragraph 1 is exercised by the Fund, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which such Futures Contract Option was specifically allocated; (b) the particular Futures Contract Option (put or call) being exercised; (c) the type of Futures Contract underlying the Futures Contract Option; (d) the date of exercise; (e) the name of the broker or futures commission merchant through whom the Futures Contract Option is exercised; (f) the net total amount, if any, payable by the Fund; (g) the amount, if any, to be received by the Fund; and (h) the amount of cash and/or the amount and kind of Securities to be deposited in the Senior Security Account for such Series. The Custodian shall make, out of the moneys and Securities specifically allocated to such Series, the payments, if any, and the deposits, if any, into the Senior Security Account as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be

4. Whenever the Fund writes a Futures Contract Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to such Futures Contract Option: (a) the Series for which such Futures Contract Option was written; (b) the type of Futures Contract Option (put or call); (c) the type of Futures Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Contract Option; (d) the expiration date; (e) the exercise price; (f) the premium to be received by the Fund; (g) the name of the broker or futures commission merchant through whom the premium is to be received; and (h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in the Senior Security Account for such Series. The Custodian shall, upon receipt of the premium specified in the Certificate, make out of the moneys and Securities specifically allocated to such Series the deposits into the Senior Security Account, if any, as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

5. Whenever a Futures Contract Option written by the Fund which is a call is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which such Futures Contract Option was specifically allocated; (b) the particular Futures Contract Option exercised;
(c) the type of Futures Contract underlying the Futures Contract Option; (d) the name of the broker or futures commission merchant through whom such Futures Contract Option was exercised; (e) the net total amount, if any, payable to the Fund upon such exercise; (f) the net total amount, if any, payable by the Fund upon such exercise; and (g) the amount of cash and/or the amount and kind of Securities to be deposited in the Senior Security Account for such Series. The Custodian shall, upon its receipt of the net total amount payable to the Fund, if any, specified in such Certificate make the payments, if any, and the deposits, if any, into the Senior Security Account as specified in the Certificate. The deposits, if any, to be made to the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

6. Whenever a Futures Contract Option which is written by the Fund and which is a put is exercised, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series to which such Option was specifically allocated; (b) the particular Futures Contract Option exercised; (c) the type of Futures Contract underlying such Futures Contract Option; (d) the name of the broker or futures commission merchant through whom such Futures Contract Option is exercised; (e) the net total amount, if any, payable to the

Fund upon such exercise; (f) the net total amount, if any, payable by the Fund upon such exercise; and (g) the amount and kind of Securities and/or cash to be withdrawn from or deposited in, the Senior Security Account for such Series, if any. The Custodian shall, upon its receipt of the net total amount payable to the Fund, if any, specified in the Certificate, make out of the moneys and Securities specifically allocated to such Series, the payments, if any, and the deposits, if any, into the Senior Security Account as specified in the Certificate. The deposits to and/or withdrawals from the Margin Account, if any, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

7. Whenever the Fund purchases any Futures Contract Option identical to a previously written Futures Contract Option described in this Article in order to liquidate its position as a writer of such Futures Contract Option, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to the Futures Contract Option being purchased: (a) the Series to which such Option is specifically allocated; (b) that the transaction is a closing transaction;
(c) the type of Future Contract and such other information as may be necessary to identify the Futures Contract underlying the Futures Option Contract; (d) the exercise price; (e) the premium to be paid by the Fund; (f) the expiration date;
(g) the name of the broker or futures commission merchant to whom the premium is to be paid; and (h) the amount of cash and/or the amount and kind of Securities, if any, to be withdrawn from the Senior Security Account for such Series. The Custodian shall effect the withdrawals from the Senior Security Account specified in the Certificate. The withdrawals, if any, to be made from the Margin Account shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

8. Upon the expiration, exercise, or consummation of a closing transaction with respect to, any Futures Contract Option written or purchased by the Fund and described in this Article, the Custodian shall (a) delete such Futures Contract Option from the statements delivered to the Fund pursuant to paragraph 3 of
Article III herein and, (b) make such withdrawals from and/or in the case of an exercise such deposits into the Senior Security Account as may be specified in a Certificate. The deposits to and/or withdrawals from the Margin Account, if any, shall be made by the Custodian in accordance with the terms and conditions of the Margin Account Agreement.

9. Futures Contracts acquired by the Fund through the exercise of a Futures Contract Option described in this Article shall be subject to Article VI hereof.

                                  ARTICLE VIII.

                                   SHORT SALES

1. Promptly after any short sales by any Series of the Fund, the Fund shall promptly deliver to the Custodian a Certificate specifying: (a) the Series for which such short sale was made; (b) the name of the issuer and the title of the Security; (c) the number of shares or principal amount sold, and accrued interest or dividends, if any; (d) the dates of the sale and settlement; (e) the sale price per unit; (f) the total amount credited to the Fund upon such sale, if any, (g) the amount of cash and/or the amount and kind of Securities, if any, which are to be deposited in a Margin Account and the name in which such Margin Account has been or is to be established; (h) the amount of cash and/or the amount and kind of Securities, if any, to be deposited in a Senior Security Account, and (i) the name of the broker through whom such short sale was made. The Custodian shall upon its receipt of a statement from such broker confirming such sale and that the total amount credited to the Fund upon such sale, if any, as specified in the Certificate is held by such broker for the account of the Custodian (or any nominee of the Custodian) as custodian of the Fund, issue a receipt or make the deposits into the Margin Account and the Senior Security Account specified in the Certificate.

2. In connection with the closing-out of any short sale, the Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such closing out: (a) the Series for which such transaction is being made; (b) the name of the issuer and the title of the Security; (c) the number of shares or the principal amount, and accrued interest or dividends, if any, required to effect such closing-out to be delivered to the broker; (d) the dates of closing-out and settlement; (e) the purchase price per unit; (f) the net total amount payable to the Fund upon such closing-out; (g) the net total amount payable to the broker upon such closing-out; (h) the amount of cash and the amount and kind of Securities to be withdrawn, if any, from the Margin Account;
(i) the amount of cash and/or the amount an kind of Securities, if any, to be withdrawn from the Senior Security Account; and (j) the name of the broker through whom the Fund is effecting such closing-out. The Custodian shall, upon receipt of the net total amount payable to the Fund upon such closing-out, and the return and/or cancellation of the receipts, if any, issued by the Custodian with respect to the short sale being closed-out, pay out of the moneys held for the account of the Fund to the broker the net total amount payable to the broker, and make the withdrawals from the Margin Account and the Senior Security Account, as the same are specified in the Certificate.

                                   ARTICLE IX.

                          REVERSE REPURCHASE AGREEMENTS

1. Promptly after the Fund enters into a Reverse Repurchase Agreement with respect to Securities and money held by the Custodian hereunder, the Fund shall deliver to the Custodian a Certificate, or in the event such Reverse Repurchase Agreement is a Money Market Security, a Certificate or Oral Instructions specifying: (a) the Series for which the Reverse Repurchase Agreement is entered; (b) the total amount payable to the Fund in connection with such Reverse Repurchase Agreement and specifically allocated to such Series; (c) the broker or dealer through or with whom the Reverse Repurchase Agreement is entered; (d) the amount and kind of Securities to be delivered by the Fund to such broker or dealer; (e) the date of such Reverse Repurchase Agreement; and
(f) the amount of cash and/or the amount and kind of Securities, if any, specifically allocated to such Series to be deposited in a Senior Security Account for such Series in connection with such Reverse Repurchase Agreement. The Custodian shall, upon receipt of the total amount payable to the Fund specified in the Certificate or Oral Instructions make the delivery to the broker or dealer, and the deposits, if any, to the Senior Security Account, specified in such Certificate or Oral Instructions.

2. Upon the termination of a Reverse Repurchase Agreement described in preceding paragraph 1 of this Article, the Fund shall promptly deliver a Certificate or, in the event such Reverse Repurchase Agreement is a Money Market Security, a Certificate or Oral Instructions to the Custodian specifying: (a) the Reverse Repurchase Agreement being terminated and the Series for which same was entered;
(b) the total amount  payable by the Fund in connection  with such  termination;
(c) the amount and kind of Securities to be received by the Fund and specifically allocated to such Series in connection with such termination; (d) the date of termination; (e) the name of the broker or dealer with or through whom the Reverse Repurchase Agreement is to be terminated; and (f) the amount of cash and/or the amount and kind of Securities to be withdrawn from the Senior Securities Account for such Series. The Custodian shall, upon receipt of the amount and kind of Securities to be received by the Fund specified in the Certificate or Oral Instructions, make the payment to the broker or dealer, and the withdrawals, if any, from the Senior Security Account, specified in such Certificate or Oral Instructions.

                                   ARTICLE X.

                    LOAN OF PORTFOLIO SECURITIES OF THE FUND

1. Promptly after each loan of portfolio Securities specifically allocated to a Series held by the Custodian hereunder, the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan: (a) the Series to which the loaned Securities are specifically allocated;
(b) the name of the issuer and the title of the Securities, (c) the number of shares or the principal amount loaned, (d) the date of loan and delivery, (e) the total amount to be delivered to the Custodian against the loan of the Securities, including the amount of cash collateral and the premium, if any, separately identified, and (f) the name of the broker, dealer, or financial institution to which the loan was made. The Custodian shall deliver the Securities thus designated to the broker, dealer or financial institution to which the loan was made upon receipt of the total amount designated as to be delivered against the loan of Securities. The Custodian may accept payment in connection with a delivery otherwise than through the Book-Entry System or Depository only in the form of a certified or bank cashier's check payable to the order of the Fund or the Custodian drawn on New York Clearing House funds and may deliver Securities in accordance with the customs prevailing among dealers in securities.

2. Promptly after each termination of the loan of Securities by the Fund, the Fund shall deliver or cause to be delivered to the Custodian a Certificate specifying with respect to each such loan termination and return of Securities:
(a) the Series to which the loaned Securities are specifically allocated; (b) the name of the issuer and the title of the Securities to be returned, (c) the number of shares or the principal amount to be returned, (d) the date of termination, (e) the total amount to be delivered by the Custodian (including the cash collateral for such Securities minus any offsetting credits as described in said Certificate), and (f) the name of the broker, dealer, or financial institution from which the Securities will be returned. The Custodian shall receive all Securities returned from the broker, dealer, or financial institution to which such Securities were loaned and upon receipt thereof shall pay, out of the moneys held for the account of the Fund, the total amount payable upon such return of Securities as set forth in the Certificate.

                                  ARTICLE XI.
                  CONCERNING MARGIN ACCOUNTS, SENIOR SECURITY
                        ACCOUNTS, AND COLLATERAL ACCOUNTS


1. The Custodian shall, from time to time, make such deposits to, or withdrawals from, a Senior Security Account as specified in a Certificate received by the Custodian. Such Certificate shall specify the Series for which such deposit or withdrawal is to be made and the amount of cash and/or the amount and kind of Securities specifically allocated to such Series to be deposited in, or withdrawn from, such Senior Security Account for such Series. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and the number of shares or the principal amount of any particular Securities to be deposited by the Custodian into, or withdrawn from, a Senior Securities Account, the Custodian shall be under no obligation to make any such deposit or withdrawal and shall promptly so notify the Fund.

2. The Custodian shall make deliveries or payments from a Margin Account to the broker, dealer, futures commission merchant or Clearing Member in whose name, or for whose benefit, the account was established as specified in the Margin Account Agreement.

3. Amounts received by the Custodian as payments or distributions with respect to Securities deposited in any Margin Account shall be dealt with in accordance with the terms and conditions of the Margin Account Agreement.

4. The Custodian shall have a continuing lien and security interest in and to any property at any time held by the Custodian in any Collateral Account described herein. In accordance with applicable law the Custodian may enforce its lien and realize on any such property whenever the Custodian has made payment or delivery pursuant to any Put Option guarantee letter or similar document or any receipt issued hereunder by the Custodian. In the event the Custodian should realize on any such property net proceeds which are less than the Custodian's obligations under any Put Option guarantee letter or similar document or any receipt, such deficiency shall be a debt owed the Custodian by the Fund within the scope of Article XIV herein.

5. On each business day the Custodian shall furnish the Fund with a written statement with respect to each Margin Account in which money or Securities are held specifying as of the close of business on the previous business day: (a) the name of the Margin Account; (b) the amount and kind of Securities held therein; and (c) the amount of money held therein. The Custodian shall make available upon request to any broker, dealer, or futures commission merchant specified in the name of a Margin Account a written copy of the statement furnished the Fund with respect to such Margin Account.

6. Promptly after the close of business on each business day in which cash and/or Securities are maintained in a Collateral Account for any Series, the Custodian shall furnish the Fund with a written statement with respect to such Collateral Account specifying the amount of cash and/or the amount and kind of Securities held therein. No later than the close of business next succeeding the delivery to the Fund of such statement, the Fund shall furnish to the Custodian a written Certificate specifying the then market value of the Securities described in such statement. In the event such then market value is indicated to be less than the Custodian's obligation with respect to any outstanding Put Option guarantee letter or similar document, the Fund shall promptly specify in a written Certificate the additional cash and/or Securities to be deposited in such Collateral Account to eliminate such deficiency.


                                  ARTICLE XII.

                      PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

1. The Fund shall furnish to the Custodian a copy of the resolution of the Board of Directors of the Fund, certified by the Secretary or any Assistant Secretary, either (i) setting forth with respect to the Series specified therein the date of the declaration of a dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the Dividend Agent and any sub-dividend agent or co-dividend agent of the Fund on the payment date, or
(ii) authorizing with respect to the Series specified therein the declaration of dividends and distributions on a daily basis and authorizing the Custodian to rely on Oral Instructions or a Certificate setting forth the date of the declaration of such dividend or distribution, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per Share of such Series to the shareholders of record as of that date and the total amount payable to the Dividend Agent on the payment date.

2. Upon the payment date specified in such resolution, Oral Instructions or Certificate, as the case may be, the Custodian shall pay out of the moneys held for the account of each Series the total amount payable to the Dividend Agent and any sub-dividend agent or co-dividend agent of the Fund with respect to such Series.

                                  ARTICLE XIII.

                          SALE AND REDEMPTION OF SHARES

1. Whenever the Fund shall sell any Shares, it shall deliver to the Custodian a Certificate duly specifying:

 (a)  The  Series,  the  number of Shares sold, trade date, and price; and

(b) The amount of money to be received by the Custodian for the sale of such Shares and specifically allocated to the separate account in the name of such Series.

2. Upon receipt of such money from the Transfer Agent, the Custodian shall credit such money to the separate account in the name of the Series for which such money was received.

3. Upon issuance of any Shares of any Series described in the foregoing provisions of this Article, the Custodian shall pay, out of the money held for the account of such Series, all original issue or other taxes required to be paid by the Fund in connection with such issuance upon the receipt of a Certificate specifying the amount to be paid.

4. Except as provided hereinafter, whenever the Fund desires the Custodian to make payment out of the money held by the Custodian hereunder in connection with a redemption of any Shares, it shall furnish to the Custodian a Certificate specifying:

(a)  The number and Series of Shares redeemed; and

(b)  The amount to be paid for such Shares.

5. Upon receipt from the Transfer Agent of an advice setting forth the Series and number of Shares received by the Transfer Agent for redemption and that such Shares are in good form for redemption, the Custodian shall make payment to the Transfer Agent out of the moneys held in the separate account in the name of the Series the total amount specified in the Certificate issued pursuant to the foregoing paragraph 4 of this Article.

6. Notwithstanding the above provisions regarding the redemption of any Shares, whenever any Shares are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, the Custodian, unless otherwise instructed by a Certificate, shall, upon receipt of an advice from the Fund or its agent setting forth that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the moneys held in the separate account of the Series of the Shares being redeemed.


                                  ARTICLE XIV.

                           OVERDRAFTS OR INDEBTEDNESS


1. If the Custodian, should in its sole discretion advance funds on behalf of any Series which results in an overdraft because the moneys held by the Custodian in the separate account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Series, as set forth in a Certificate or Oral Instructions, or which results in an overdraft in the separate account of such Series for some other reason, or if the Fund is for any other reason indebted to the Custodian with respect to a Series, including any indebtedness to The Bank of New York under the Fund's Cash Management and Related Services Agreement, (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of paragraph 2 of this Article), such overdraft or indebtedness shall be deemed to be a loan made by the Custodian to the Fund for such Series payable on demand and shall bear interest from the date incurred at a rate per annum (based on a 360-day year for the actual number of days involved) equal to 1/2% over Custodian's prime commercial lending rate in effect from time to time, such rate to be adjusted on the effective date of any change in such prime commercial lending rate but in no event to be less than 6% per annum. In addition, the Fund hereby agrees that the Custodian shall have a continuing lien and security interest in and to any property specifically allocated to such Series at any time held by it for the benefit of such Series or in which the Fund may have an interest which is then in the Custodian's possession or control or in possession or control of any third party acting in the Custodian's behalf. The Fund authorizes the Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Series' credit on the Custodian's books. In addition, the Fund hereby covenants that on each Business Day on which either it intends to enter a Reverse Repurchase Agreement and/ or otherwise borrow from a third party, or which next succeeds a Business Day on which at the close of business the Fund had outstanding a Reverse Repurchase Agreement or such a borrowing, it shall prior to 9 a.m., New York City time, advise the Custodian, in writing, of each such borrowing, shall specify the Series to which the same relates, and shall not incur any indebtedness not so specified other than from the Custodian.

2. The Fund will cause to be delivered to the Custodian by any bank (including, if the borrowing is pursuant to a separate agreement, the Custodian) from which it borrows money for investment or for temporary or emergency purposes using Securities held by the Custodian hereunder as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank setting forth the amount which such bank will loan to the Fund against delivery of a stated amount of collateral. The Fund shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the Series to which such borrowing relates;
(b) the name of the bank, (c) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Fund, or other loan agreement, (d) the time and date, if known, on which the loan is to be entered into, (e) the date on which the loan becomes due and payable, (f) the total amount payable to the Fund on the borrowing date,
(g) the market value of Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (h) a statement specifying whether such loan is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the Investment Company Act of 1940 and the Fund's prospectus. The Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank by virtue of any promissory note or loan agreement. The Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Fund shall cause all Securities released from collateral status to be returned directly to the Custodian, and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities and shall promptly notify the Fund of such action.


                                   ARTICLE XV.

                                  INSTRUCTIONS

1. With respect to any software provided by the Custodian to a Fund, its Advisors or Sub-Advisors in order for the Fund to transmit Instructions to the Custodian (the "Software"), the Custodian grants to such Fund, its Advisors or Sub-Advisors a personal, nontransferable and nonexclusive license to use the Software solely for the purpose of transmitting Instructions to, and receiving communications from, the Custodian in connection with its account(s). The Fund agrees not to sell, reproduce, lease or otherwise provide, directly or indirectly, the Software or any portion thereof to any third party without the prior written consent of the Custodian which consent is herewith specifically granted to American United Life Insurance Company in its capacity as Advisor to the Fund and to any Sub-Advisor duly appointed by the Advisor.

2. The Fund shall obtain and maintain at its own cost and expense all equipment and services, including but not limited to communications services, necessary for it to utilize the Software and transmit Instructions to the Custodian. The Custodian shall not be responsible for the reliability, compatibility with the Software or availability of any such equipment or services or the performance or nonperformance by any nonparty to this Custody Agreement.


3. The Fund acknowledges that the Software, all data bases made available to the Fund, and to the Fund's Advisors or Sub-Advisors by utilizing the Software (other than data bases relating solely to the assets of the Fund and transactions with respect thereto), and any proprietary data, processes, information and documentation (other than which are or become part of the public domain or are legally required to be made available to the public) (collectively, the "Information"), are the exclusive and confidential property of the Custodian. The Fund shall keep the Information confidential by using the same care and discretion that the Fund uses with respect to its own confidential property and trade secrets and shall neither make nor permit any disclosure without the prior written consent of the Custodian. Upon termination of this Agreement or the Software license granted hereunder for any reason, the Fund shall return to the Custodian all copies of the Information which are in its possession or under its control or which the Fund distributed to third parties or shall certify the destruction thereof.

4. The Custodian reserves the right to modify the Software from time to time upon reasonable prior notice and the Fund shall install new releases of the Software as the Custodian may direct. The Fund agrees not to modify or attempt to modify the Software without the Custodian's prior written consent. The Fund acknowledges that any modifications to the Software, whether by the Fund or the Custodian and whether with or without the Custodian's consent, shall become the property of the Custodian.

5. The Custodian makes no warranties or representations of any kind with regard to the Software or the method(s) by which the Fund may transmit Instructions to the Custodian, express or implied, including but not limited to any implied warranties or merchantability or fitness for a particular purpose.

6. Where the method for transmitting Instructions by the Fund involves an automatic systems acknowledgment by the Custodian of its receipt of such Instructions, then in the absence of such acknowledgment the Custodian shall not be liable for any failure to act pursuant to such Instructions, the Fund may not claim that such Instructions were received by the Custodian, and the Fund shall deliver a Certificate by some other means.

7. (a) The Fund agrees that where it delivers to the Custodian Instructions hereunder, it shall be the Fund's sole responsibility to ensure that only persons duly authorized by the Fund transmit such Instructions to the Custodian. The Fund will cause all persons transmitting Instructions to the Custodian to treat applicable user and authorization codes, passwords and authentication keys with extreme care, and irrevocably authorizes the Custodian to act in accordance with and rely upon Instructions received by it pursuant hereto.

(b) The Fund hereby represents, acknowledges and agrees that it is fully informed of the protections and risks associated with the various methods of transmitting Instructions to the Custodian and that there may be more secure methods of transmitting instructions to the Custodian than the method(s) selected by the Fund. The Fund hereby agrees that the security procedures (if any) to be followed in connection with the Fund's transmission of Instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

8. The Fund hereby presents, warrants and covenants to the Custodian that this Agreement has been duly approved by a resolution of its Board of Directors, and that its transmission of Instructions pursuant hereto shall at all times comply with the Investment Company Act of 1940, as amended.

9. The Fund shall notify the Custodian of any errors, omissions or interruptions in, or delay or unavailability of, its ability to send Instructions as promptly as practicable, and in any event within 24 hours after the earliest of (i) discovery thereof, (ii) the Business Day on which discovery should have occurred through the exercise of reasonable care and (iii) in the case of any error, the date of actual receipt of the earliest notice which reflects such error, it being agreed that discovery and receipt of notice may only occur on a business day. The Custodian shall promptly advise the Fund whenever the Custodian learns of any errors, omissions or interruption in, or delay or unavailability of, the Fund's ability to send Instructions.

                                  ARTICLE XVI.

               DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF
                  ANY SERIES HELD OUTSIDE OF THE UNITED STATES

1. The Custodian is authorized and instructed to employ, as sub-custodian for each Series' Foreign Securities (as such term is defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, as amended) and other assets, the foreign banking institutions and foreign securities depositories and clearing agencies designated on Schedule I hereto ("Foreign Sub-Custodians") to carry out their respective responsibilities in accordance with the terms of the sub-custodian agreement between each such Foreign Sub-Custodian and the
Custodian, copies of which have been previously delivered to the Fund and receipt of which is hereby acknowledged (each such agreement, a "Foreign Sub-Custodian Agreement"). Upon receipt of a Certificate, together with a certified resolution substantially in the form attached as Exhibit E of the Fund's Board of Directors, the Fund may designate any additional foreign sub-custodian with which the Custodian has an agreement for such entity to act as the Custodian's agent, as its sub-custodian and any such additional foreign sub-custodian shall be deemed added to Schedule I. Upon receipt of a Certificate from the Fund, the Custodian shall cease the employment of any one or more Foreign Sub-Custodians for maintaining custody of the Fund's assets and such Foreign Sub-Custodian shall be deemed deleted from Schedule I.

2. Each Foreign Sub-Custodian Agreement shall be substantially in the form previously delivered to the Fund and will not be amended in a way that materially adversely affects the Fund without the Fund's prior written consent.

3. The Custodian shall identify on its books as belonging to each Series of the Fund the Foreign Securities of such Series held by each Foreign Sub-Custodian. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims by the Fund or any Series against a Foreign Sub-Custodian as a consequence of any loss, damage, cost, expense, liability or claim sustained or incurred by the Fund or any Series if and to the extent that the Fund or such Series has not been made whole for any such loss, damage, cost, expense, liability or claim.

4. Upon request of the Fund, the Custodian will, consistent with the terms of the applicable Foreign Sub-Custodian Agreement, use reasonable efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any Foreign Sub-Custodian insofar as such books and records relate to the performance of such

Foreign Sub-Custodian under its agreement with the Custodian on behalf of the Fund.

5. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of each Series held by Foreign Sub-Custodians, including but not limited to, an identification of entities having possession of each Series' Foreign Securities and other assets, and advices or notifications of any transfers of Foreign Securities to or from each custodial account maintained by a Foreign Sub-Custodian for the Custodian on behalf of the Series.

6. The Custodian shall furnish annually to the Fund, as mutually agreed upon, information concerning the Foreign Sub-Custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the
Fund in connection with the Fund's initial approval of such Foreign Sub-Custodians and, in any event, shall include information pertaining to (i) the Foreign Custodians' financial strength, general reputation and standing in the countries in which they are located and their ability to provide the custodial services required, and (ii) whether the Foreign Sub-Custodians would provide a level of safeguards for safekeeping and custody of securities not materially different from those prevailing in the United States. The Custodian shall monitor the general operating performance of each Foreign Sub-Custodian. The Custodian agrees that it will use reasonable care in monitoring compliance by each Foreign Sub-Custodian with the terms of the relevant Foreign Sub-Custodian Agreement and that if it learns of any breach of such Foreign Sub-Custodian Agreement believed by the Custodian to have a material adverse effect on the Fund or any Series it will promptly notify the Fund of such breach. The Custodian also agrees to use reasonable and diligent efforts to enforce its rights under the relevant Foreign Sub-Custodian Agreement. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a Foreign Sub-Custodian or any material loss of the assets of the Fund or, in the case of any Foreign Sub-Custodian not the subject of an appropriate exemptive order from the Securities and Exchange Commission, is notified by such foreign Sub-Custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (in U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

7. The Custodian shall transmit promptly to the Fund all notices, reports or other written information received pertaining to the Fund's Foreign Securities, including without
limitation,   notices  of  corporate  action,  proxies  and  proxy  solicitation materials.

8. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for securities received for the account of any Series and delivery of securities maintained for the account of such Series may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

9. Each Foreign Sub-Custodian Agreement shall require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the Fund from and against any and all loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations.

10. Notwithstanding any other provision in this Agreement to the contrary, with respect to any losses or damages arising out of or relating to any actions or omissions of any Foreign Sub-Custodian the sole responsibility and liability of the Custodian shall be to take appropriate action at the Fund's expense to recover such loss or damage from the Foreign Sub-Custodian. It is expressly understood and agreed that the Custodian's sole responsibility and liability shall be limited to amounts so recovered from the Foreign Sub-Custodian.

                                  ARTICLE XVII.

                                 FX TRANSACTIONS

1. Whenever the Fund shall enter into an FX Transaction, the Fund shall promptly deliver to the Custodian a Certificate or Oral Instructions specifying with respect to such FX Transaction: (a) the Series to which such FX Transaction is specifically allocated; (b) the type and amount of Currency to be purchased by the Fund; (c) the type and amount of Currency to be sold by the Fund; (d) the date on which the Currency to be purchased is to be delivered; (e) the date on which the Currency to be sold is to be delivered; and (f) the name of the person from whom or through whom such currencies are to be purchased and sold. Unless otherwise instructed by a Certificate or Oral Instructions, the Custodian shall deliver, or shall instruct a Foreign Sub-Custodian to deliver, the Currency to be sold on the date on which such delivery is to be made, as set forth in the Certificate, and shall receive, or instruct a Foreign Sub-Custodian to receive, the Currency to be purchased on the date as set forth in the Certificate.

2. Where the Currency to be sold is to be delivered on the same day as the Currency to be purchased, as specified in the Certificate or Oral Instructions, the Custodian or a Foreign Sub-Custodian may arrange for such deliveries and receipts to be made in accordance with the customs prevailing from time to time among brokers or dealers in Currencies, and such receipt and delivery may not be completed simultaneously. The Fund assumes all responsibility and liability for all credit risks involved in connection with such receipts and deliveries, which responsibility and liability shall continue until the Currency to be received by the Fund has been received in full.

3. Any FX Transaction effected by the Custodian in connection with this Agreement may be entered with the Custodian, any office, branch or subsidiary of The Bank of New York Company, Inc., or any Foreign Sub-Custodian acting as principal or otherwise through customary banking channels. The Fund may issue a standing Certificate with respect to FX Transaction but the Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Fund. The Fund shall bear all risks of investing in Securities or holding Currency. Without limiting the foregoing, the Fund shall bear the risks that rules or procedures imposed by a Foreign Sub-Custodian or foreign depositories, exchange controls, asset freezes or other laws, rules, regulations or orders shall prohibit or impose burdens or costs on the transfer to, by or for the account of the Fund of Securities or any cash held outside the Fund's jurisdiction or denominated in Currency other than its home jurisdiction or the conversion of cash from one Currency into another currency. The Custodian shall not be obligated to substitute another Currency for a Currency (including a Currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected by such law, regulation, rule or procedure. Neither the Custodian nor any Foreign Sub-Custodian shall be liable to the Fund for any loss resulting from any of the foregoing events.


                                 ARTICLE XVIII.

                            CONCERNING THE CUSTODIAN


1. Except as hereinafter provided, or as provided in Article XVI, neither the Custodian nor its nominee shall be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, either hereunder or under any Margin Account Agreement, except for any such loss or damage arising out of its own negligence or willful misconduct. In no event shall the Custodian be liable to the Fund or any third party for special, indirect or consequential damages or lost profits or loss of business, arising under or in connection with this Agreement, even if previously informed of the possibility of such damages and regardless of the form of action. The Custodian may, with respect to questions of law arising hereunder or under any Margin Account Agreement, apply for and obtain the advice and opinion of counsel to the Fund at the Fund's expense, or of its own counsel, at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with such advice or opinion. The Custodian shall be liable to the Fund for any loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence or willful misconduct on the part of the Custodian or any of its employees or agents.

2. Without limiting the generality of the foregoing, the Custodian shall be under no obligation to inquire into, and shall not be liable for:

(a) The validity of the issue of any Securities purchased, sold, or written by or for the Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

(b) The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;

(c) The legality of the declaration or payment of any dividend by the Fund;

(d) The legality of any borrowing by the Fund using Securities as collateral;

(e) The legality of any loan of portfolio Securities, nor shall the Custodian be under any duty or obligation to see to it that any cash collateral delivered to it by a broker, dealer, or financial institution or held by it at any time as a result of such loan of portfolio Securities of the Fund is adequate collateral for the Fund against any loss it might sustain as a result of such loan. The Custodian specifically, but not by way of limitation, shall not be under any duty or obligation periodically to check or notify the Fund that the amount of such cash collateral held by it for the Fund is sufficient collateral for the Fund, but such duty or obligation shall be the sole responsibility of the Fund. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Fund are lent pursuant to

Article X of this Agreement makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided, however, that the Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due; or

(f) The sufficiency or value of any amounts of money and/or Securities held in any Margin Account, Senior Security Account or Collateral Account in connection with transactions by the Fund. In addition, the Custodian shall be under no duty or obligation to see that any broker, dealer, futures commission merchant or Clearing Member makes payment to the Fund of any variation margin payment or similar payment which the Fund may be entitled to receive from such broker, dealer, futures commission merchant or Clearing Member, to see that any payment received by the Custodian from any broker, dealer, futures commission merchant or Clearing Member is the amount the Fund is entitled to receive, or to notify the Fund of the Custodian's receipt or non-receipt of any such payment.

3. Provided the Custodian acts without negligence or willful misconduct, the Custodian shall not be liable for, or considered to be the Custodian of, any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of the Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing the Fund's interest at the Book-Entry System or the Depository.

4. The Custodian shall have no responsibility and shall not be liable for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to Securities held in the Depository, unless the Custodian shall have actually received timely notice from the Depository. In no event shall the Custodian have any responsibility or liability for the failure of the Depository to collect, or for the late collection or late crediting by the Depository of any amount payable upon Securities deposited in the Depository which may mature or be redeemed, retired, called or otherwise become payable. However, upon receipt of a Certificate from the Fund of an overdue amount on Securities held in the Depository the Custodian shall make a claim against the Depository on behalf of the Fund, except that the Custodian shall not be under any obligation to appear in, prosecute or defend any action suit or proceeding in respect to any Securities held by the Depository which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required.

5. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to the Fund from the Transfer Agent of the Fund nor to take any action to effect payment or distribution by the Transfer Agent of the Fund of any amount paid by the Custodian to the Transfer Agent of the Fund in accordance with this Agreement.

6. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) it shall be assured to its satisfaction of reimbursement of its costs and expenses in connection with any such action.

7. The Custodian may in addition to the employment of Foreign Sub-Custodians pursuant to Article XVI appoint one or more banking institutions as Depository or Depositories, as Sub-Custodian or Sub-Custodians, or as Co-Custodian or Co-Custodians including, but not limited to, banking institutions located in foreign countries, of Securities and moneys at any time owned by the Fund, upon such terms and conditions as may be approved in a Certificate or contained in an agreement executed by the Custodian, the Fund and the appointed institution.

8. The Custodian shall not be under any duty or obligation (a) to ascertain whether any Securities at any time delivered to, or held by it or by any Foreign Sub-Custodian, for the account of the Fund and specifically allocated to a Series are such as properly may be held by the Fund or such Series under the provisions of its then current prospectus, or (b) to ascertain whether any transactions by the Fund, whether or not involving the Custodian, are such transactions as may properly be engaged in by the Fund.

9. The Custodian shall be entitled to receive and the Fund agrees to pay to the Custodian all out-of-pocket expenses and such compensation as may be agreed upon from time to time in writing between the Custodian and the Fund. The Custodian may charge such compensation and any expenses with respect to a Series incurred by the Custodian in the performance of its duties pursuant to such agreement against any money specifically allocated to such Series. Unless and until the Fund instructs the Custodian by a Certificate to apportion any loss, damage, liability or expense among the Series in a specified manner, the Custodian shall also be entitled to charge against any money held by it for the account of a Series such Series' pro-rata share (based on such Series net asset value at the time of the charge to the aggregate net asset value of all Series at that time) of the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement. The expenses for which the Custodian shall be entitled to reimbursement hereunder shall include, but are not limited to, the expenses of sub-custodians and foreign branches of the Custodian incurred in settling outside of New York City transactions involving the purchase and sale of Securities of the Fund.

10. The Custodian shall be entitled to rely upon any Certificate, notice or other instrument in writing received by the Custodian and reasonably believed by the Custodian to be a Certificate. The Custodian shall be entitled to rely upon any Oral Instructions actually received by the Custodian hereinabove provided for. The Fund agrees to forward to the Custodian a Certificate or facsimile thereof confirming such Oral Instructions in such manner so that such Certificate or facsimile thereof is received by the Custodian, whether by hand delivery, telecopier or other similar device, or otherwise, by the close of business of the same day that such Oral Instructions are given to the Custodian. The Fund agrees that the fact that such confirming instructions are not received, or that contrary instructions are received, by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Fund. The Fund agrees that the Custodian shall incur no liability to the Fund in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions provided such instructions reasonably appear to have been received from an Officer in accordance with procedures for providing Oral Instructions agreed to by the Custodian and the Fund. In the event the Custodian receives a Certificate contradicting Oral Instructions before the Custodian commences to act upon Oral Instructions, the Custodian shall cease acting upon the Oral Instructions and request a clarifying Certificate from the Fund.

11. The Custodian shall be entitled to rely upon any instrument, instruction or notice received by the Custodian and reasonably believed by the Custodian to be given in accordance with the terms and conditions of any Margin Account Agreement. Without limiting the generality of the foregoing, the Custodian shall be under no duty to inquire into, and shall not be liable for, the accuracy of any statements or representations contained in any such instrument or other notice including, without limitation, any specification of any amount to be paid to a broker, dealer, futures commission merchant or Clearing Member.

12. The books and records pertaining to the Fund which are in the possession of the Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained by the Custodian as required by the Investment Company Act of 1940, as amended, and other applicable securities laws and rules and regulations. The Fund, or the Fund's authorized representatives, shall have access to such books and records during the Custodian's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by the Custodian to the Fund or the Fund's authorized representative, and the Fund shall reimburse the Custodian its expenses of providing such copies. Upon reasonable request of the Fund, the Custodian shall provide in hard copy or on micro-film, whichever the Fund elects, any records included in any such delivery which are maintained by the Custodian on a computer disc, or are similarly maintained, and the Fund shall reimburse the Custodian for its expenses of providing such hard copy or micro-film.

13. The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of the Book-Entry System, the Depository or O.C.C., and with such reports on its own systems of internal accounting control as the Fund may reasonably request from time to time.

14. The Fund agrees to indemnify the Custodian against and save the Custodian harmless from all liability, claims, losses and demands whatsoever, including attorney's fees, howsoever arising or incurred because of or in connection with this Agreement, including the Custodian's payment or non-payment of checks pursuant to paragraph 6 of Article XIII as part of any check redemption privilege program of the Fund, except for any such liability, claim, loss and demand arising out of the Custodian's own negligence or willful misconduct.

15. Subject to the foregoing provisions of this Agreement, including, without limitation, those contained in Article XVI and XVII the Custodian may deliver and receive Securities, and receipts with respect to such Securities, and arrange for payments to be made and received by the Custodian in accordance with the customs prevailing from time to time among brokers or dealers in such Securities. When the Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. The Fund assumes all responsibility and liability for all credit risks involved in connection with the Custodian's delivery of Securities pursuant to instructions of the Fund, which responsibility and liability shall continue until final payment in full has been received by the Custodian.

16. The Custodian shall have no duties or responsibilities whatsoever except such duties and responsibilities as are specifically set forth in this Agree-ment, and no covenant or obligation shall be implied in this Agreement against the Custodian.

                                  ARTICLE XIX.

                                   TERMINATION

1. Either of the parties hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than one hundred eighty (180) days after the date of giving of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the Board of Directors of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. In the event such notice is given by the Custodian, the Fund shall, on or before the termination date, deliver to the Custodian a copy of a resolution of the Board of Directors of the Fund, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and moneys then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled.

2. If a successor custodian is not designated by the Fund or the Custodian in accordance with the preceding paragraph, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by the Custodian of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Fund) and moneys then owned by the Fund be deemed to be its own custodian and thereafter the Custodian shall be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book Entry System which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.

                                   ARTICLE XX.

                                  MISCELLANEOUS


1. Notwithstanding any other provision of this Custody Agreement, the parties agree that the assets and liabilities of each Series are separate and distinct from the assets and liabilities of each other Series and that no Series shall be liable or shall be charged for any debt, obligation or liability of any other Series, whether arising under this Custody Agreement or otherwise.

2. The Custodian agrees that all book, records, information and data pertaining to the business of the Fund which are exchanged or received pursuant to the negotiation or administration of this Custody Agreement shall be treated by the Custodian as confidential information unless and until such information is or becomes generally available to the public or is or becomes available to the Custodian from a source other than the Fund. The Custodian agrees that it and its employees and counsel shall use such information only for purposes of acting as custodian and consulting with its counsel with respect thereto, and shall not authorize disclosure of such information except with the Fund's written consent. Notwithstanding the foregoing, the Custodian may disclose such information (i) as required by law, regulatory authority or a court of competent jurisdiction,
(ii) as otherwise contemplated by this Custody Agreement and transactions hereunder, or (iii) when advised by its counsel that the Custodian may be subject to liability for failure to disclose.

3. Annexed hereto as Appendix A is a Certificate signed by two of the present Officers of the Fund under its seal, setting forth the names and the signatures of the present Officers of the Fund. The Fund agrees to furnish to the Custodian a new Certificate in similar form in the event that any such present Officer ceases to be an Officer of the Fund, or in the event that other or additional Officers are elected or appointed. Until such new Certificate shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement or Oral Instructions upon the signatures of the Officers as set forth in the last delivered Certificate.

4. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at 90 Washington Street, New York, New York 10286, or at such other place as the Custodian may from time to time designate in writing.

5. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and mailed or delivered to it at its office at the address for the Fund first above written, or at such other place as the Fund may from time to time designate in writing.

6. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement and approved by a resolution of the Board of Directors of the Fund.

7. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Custodian, or by the Custodian without the written consent of the Fund, authorized or approved by a resolution of the Fund's Board of Directors.

8. This Agreement shall be construed in accordance with the laws of the State of New York without giving effect to conflict of laws principles thereof. Each party hereby consents to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder and hereby waives its right to trial by jury.

9. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized and their respective seals to be hereunto affixed, as of the day and year first above written.

                                               AUL AMERICAN  SERIES  FUND INC.


           [SEAL]                              By: /s/ James W. Murphy
                                               __________________________
                                               Chairman & President
           Attest:

           /s/ Richard A. Wacker
           _______________________
            Secretary

                                               THE BANK OF NEW YORK

           [SEAL]                              By: /s/ Stephen E. Grunston
                                               Name: Stephen E. Grunston
                                               Title: Vice President


           Attest:

           /s/ Marjorie McLaughlin
           _______________________

                                   APPENDIX A



I, Richard A. Wacker, the duly authorized Secretary of AUL AMERICAN SERIES FUND INC., a Maryland corporation (the "Fund"), do hereby certify that:

The following individuals serve in the following positions with the Fund and each has been duly elected or appointed by the Board of Directors of the Fund to each such position and qualified therefor in conformity with the Fund's Articles of Incorporation and By-Laws, and the signatures set forth opposite their respective names are their true and correct signatures:



Name                                Position                                    Signature

James W. Murphy                     Chairman, Board of Directors                /s/ James W. Murphy
                                    and President, AUL American                 ________________________
                                    Series Fund, Inc., Senior Vice
                                    President, Corporate Finance,
                                    American United Life Insurance
                                    Company

James P. Shanahan                   Vice President, Treasurer &                 /s/ James P. Shanahan
                                    Director, AUL American Series               ________________________
                                    Fund, Inc., Senior Vice President,
                                    Pensions, American United Life
                                    Insurance Company

Richard A. Wacker                   Secretary, AUL American Series              /s/ Richard A. Wacker
                                    Fund, Inc., Associate General               ________________________
                                    Counsel, American United Life
                                    Insurance Company


IN WITNESS WHEREOF, I hereunto set my hand and the seal of AUL AMERICAN SERIES FUND INC., as of the 28th day of February, 1997.

                                            /s/ Richard A. Wacker
                                            ____________________________
                                            Richard A. Wacker, Secretary
[SEAL]

                                   APPENDIX B


                                   PORTFOLIOS

                                Equity Portfolio
                                 Bond Portfolio
                                Managed Portfolio
                       Tactical Asset Allocation Portfolio
                             Money Market Portfolio

                                   APPENDIX C


I,____________________________, a Vice President with THE BANK OF NEW YORK do hereby designate the following publications:



           The Bond Buyer
           Depository Trust Company Notices
           Financial Daily Card Service
           JJ Kenney Municipal Bond Service
           London Financial Times
           New York Times
           Standard & Poor's Called Bond Record
           Wall Street Journal

                                    EXHIBIT A

                                  CERTIFICATION

The undersigned, Richard A. Wacker, hereby certifies that he is the duly elected and acting Secretary of AUL AMERICAN SERIES FUND INC., a Maryland corporation (the "Fund"), and further certifies that the following resolution was adopted by the Board of Directors of the Fund at a meeting duly held on February 28, 1997, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

     RESOLVED, that The Bank of New York, as Custodian pursuant to a Custody Agreement between The Bank of New York and the Fund dated as of February 28, 1997, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis to deposit in the Book-Entry System, as defined in the Custody Agreement, all securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated, and to utilize the Book-Entry System to the extent possible in connection with its performance thereunder, including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of securities collateral.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of AUL AMERICAN SERIES FUND INC., as of the 28th day of February, 1997.

/s/ Richard A. Wacker
______________________________
Richard A. Wacker, Secretary

           [SEAL]

                                    EXHIBIT B

                                  CERTIFICATION


The undersigned, Richard A. Wacker, hereby certifies that he is the duly elected and acting Secretary of AUL AMERICAN SERIES FUND INC., a Maryland corporation (the "Fund"), and further certifies that the following resolution was adopted by the Board of Directors of the Fund at a meeting duly held on February 28, 1997, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

     RESOLVED, that The Bank of New York, as Custodian pursuant to a Custody Agreement between The Bank of New York and the Fund dated as of February 28, 1997, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis until such time as it receives a Certificate, as defined in the Custody Agreement, to the contrary to deposit in the Depository, as defined in the Custody Agreement, all securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated, and to utilize the Depository to the extent possible in connection with its performance thereunder, including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of securities collateral.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of AUL AMERICAN SERIES FUND INC., as of the 28th day of February, 1997.

/s/ Richard A. Wacker
______________________________
Richard A. Wacker, Secretary

           [SEAL]

                                   EXHIBIT B-1

                                  CERTIFICATION


The undersigned, Richard A. Wacker, hereby certifies that he is the duly elected and acting Secretary of AUL AMERICAN SERIES FUND INC., a Maryland corporation (the "Fund"), and further certifies that the following resolution was adopted by the Board of Directors of the Fund at a meeting duly held on February 28, 1997, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

     RESOLVED, that The Bank of New York, as Custodian pursuant to a Custody Agreement between The Bank of New York and the Fund dated as of February 28, 1997, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis until such time as it receives a Certificate, as defined in the Custody Agreement, to the contrary to deposit in the Participants Trust Company as Depository, as defined in the Custody Agreement, all securities eligible for deposit therein, regardless of the Series to which the same are specifically allocated, and to utilize the Participants Trust Company to the extent possible in connection with its performance thereunder, including, without limitation, in connection with settlements of purchases and sales of securities, loans of securities, and deliveries and returns of securities collateral. IN WITNESS

WHEREOF, I have hereunto set my hand and the seal of AUL AMERICAN SERIES FUND INC., as of the 28th day of February, 1997.


/s/ Richard A. Wacker
____________________________
Richard A. Wacker, Secretary

           [SEAL]

                                    EXHIBIT C

                                  CERTIFICATION

The undersigned, Richard A. Wacker, hereby certifies that he is the duly elected and acting Secretary of AUL AMERICAN SERIES FUND INC., a Maryland corporation (the "Fund"), and further certifies that the following resolution was adopted by the Board of Directors of the Fund at a meeting duly held on February 28, 1997, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

     RESOLVED, that The Bank of New York, as Custodian pursuant to a Custody Agreement between The Bank of New York and the Fund dated as of February 28,1997, (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis until such time as it receives a Certificate, as defined in the Custody Agreement, to the contrary, to accept, utilize and act with respect to Clearing Member confirmations for Options and transaction in Options, regardless of the Series to which the same are specifically allocated, as such terms are defined in the Custody Agreement, as provided in the Custody Agreement.

IN WITNESS WHEREOF, I have hereunto set my hand and the seal of AUL AMERICAN SERIES FUND INC., as of the 28th day of February, 1997.

/s/ Richard A. Wacker
_____________________________
Richard A. Wacker, Secretary

           [SEAL]

                                    EXHIBIT D

          The undersigned, Richard A. Wacker, hereby certifies that he is the duly elected and acting Secretary of AUL AMERICAN SERIES FUND INC., a Maryland corporation (the "Fund"), and further certifies that the following resolutions were adopted by the Board of Directors of the Fund at a meeting duly held on February 28, 1997, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.

          RESOLVED, that The Bank of New York, as Custodian pursuant to the Custody Agreement between The Bank of New York and the Fund dated as of February 28, 1997 (the "Custody Agreement") is authorized and instructed on a continuous and ongoing basis to act in accordance with, and to rely on Instructions (as defined in the Custody Agreement).

          RESOLVED, that the Fund shall establish access codes and grant use of such access codes only to Officers of the Fund and employees of the Advisor as defined in the Custody Agreement, shall establish internal safekeeping procedures to safeguard and protect the confidentiality and availability of user and access codes, passwords and authentication keys, and shall use Instructions only in a manner that does not contravene the Investment Company Act of 1940, as amended, or the rules and regulations thereunder.

          IN WITNESS WHEREOF, I have hereunto set my hand and the seal of AUL AMERICAN SERIES FUND INC., as of the 28th day of February, 1997.


/s/ Richard A. Wacker
________________________
Richard A. Wacker, Secretary


 [SEAL]

                                    EXHIBIT E


     The undersigned, Richard A. Wacker, hereby certifies that he is the duly elected and acting Secretary of AUL AMERICAN SERIES FUND INC., a Maryland corporation (the "Fund"), and further certifies that the following resolutions were adopted by the Board of Directors of the Fund at a meeting duly held on February 28, 1997, at which a quorum was at all times present and that such resolution has not been modified or rescinded and is in full force and effect as of the date hereof.
     RESOLVED, that the maintenance of the Fund's assets in each country listed in Schedule I hereto be, and hereby is, approved by the Board of Directors as consistent with the best interests of the Fund and its shareholders; and further

     RESOLVED, that the maintenance of the Fund's assets with the foreign branches of The Bank of New York (the "Bank") listed in Schedule I located in the countries specified therein, and with the foreign sub-custodians and depositories listed in Schedule I located in the countries specified therein be, and hereby is, approved by the Board of Directors as consistent with the best interest of the Fund and its shareholders; and further

     RESOLVED, that the Sub-Custodian Agreements presented to this meeting between the Bank and each of the foreign sub-custodians and depositories listed in Schedule I providing for the maintenance of the Fund's assets with the applicable entity, be and hereby are, approved by the Board of Directors as consistent with the best interests of the Fund and its shareholders; and further

     RESOLVED, that the appropriate officers of the Fund are hereby authorized to place assets of the Fund with the aforementioned foreign branches and foreign sub-custodians and depositories as hereinabove provided; and further

     RESOLVED, that the appropriate officers of the Fund, or any of them, are authorized to do any and all other acts, in the name of the Fund and on its behalf, as they, or any of them, may determine to be necessary or desirable and proper in connection with or in furtherance of the foregoing resolutions.

     IN WITNESS WHEREOF, I hereunto set my hand and the seal of AUL AMERICAN SERIES FUND INC., as of the 28th day of February, 1997.


/s/ Richard A. Wacker
______________________________________
Richard A. Wacker, Secretary




[SEAL]

                                        WORLDWIDE SECURITIES PROCESSING SERVICES
M U T U A L  F U N D S




                          DOMESTIC CUSTODY FEE SCHEDULE
                                     FOR THE
                         AUL AMERICAN SERIES FUND, INC.
                                  PORTFOLIOS AS
                           IDENTIFIED ON THE ATTACHED
                                   SCHEDULE I

SAFEKEEPING/INCOME COLLECTION/All REPORTING/DTC-ID AFFIRMATIONS/TRANSMISSION OF POSITIONS


     1 basis point, per annum, on the first $100 million of the net asset value of portfolio securities.

     1/2  basis point on the excess.

CASH RESERVE AND INTEREST ON OVERDRAFTS

Cash Reserve is a Demand Cash Account of The Bank of New York. On a daily basis, available balances are automatically swept into the Cash Reserve as the last transaction of the evening for the exact dollar amount available for investment. Earnings are indexed to The Bank of New York cost of funds and overdrafts, are computed at 1% above the Federal Funds rate on the day of the overdraft. If overdraft charges exceed income, the bank will debit the account for the overdraft expense. If interest income for the Fund exceeds overdraft charges, the income (accrued daily) will be credited by the third business day of the following month.

SECURITY TRANSACTION CHARGES/PAYDOWNS

     $ 8  Book-Entry Settlements/Paydowns -DTC/FRB/PTC
     $15  Physical Settlement Transactions, Options, and Futures
     $25  Euro C/D's

FEDERAL FUNDS WIRES/OFFICIAL CHECKS

     $6 For wires not related to securities transactions and checks requested to pay your corporate expenses.

                                                                  THE
                                                                 BANK OF
                                                                   NEW
                                                                  YORK

                                        WORLDWIDE SECURITIES PROCESSING SERVICES

M U T U A L  F U N D S


                         DOMESTIC CUSTODY FEE SCHEDULE
                                    FOR THE
                         AUL AMERICAN SERIES FUND, INC.
                                 PORTFOLIOS AS
                           IDENTIFIED ON THE ATTACHED
                                   SCHEDULE I

Out-of-Pocket Expenses
----------------------

Out-of-Pocket expenses traditionally include, but are not limited to, Federal Reserve charges, postage and insurance on physical transfer items, attendance at closing/ telecommunication charges, etc. These expenses will be billed to the Fund at cost, no mark-up.

AUL American Series Fund, Inc.               The Bank of New York
Accepted by: ________________________        Accepted by: ______________________
Title: ______________________________        Title:_____________________________
Date: _______________________________        Date:______________________________

                                                                  THE
                                                                 BANK OF
                                                                   NEW
                                                                  YORK

                                        WORLDWIDE SECURITIES PROCESSING SERVICES

M U T U A L  F U N D S


                              THE BANK OF NEW YORK
                           GLOBAL CUSTODY FEE SCHEDULE
                                     FOR THE
                         AUL AMERICAN SERIES FUND, INC.
                                  PORTFOLIOS AS
                           IDENTIFIED ON THE ATTACHED
                                   SCHEDULE I
                                   Global
                                               Safekeeping Fee   Transaction Fee
           Countries                          *(in basis points)  (U.S. Dollars)
--------------------------------------------------------------------------------


Argentina ........................................    18.00          70
Australia ........................................     4.00          50
Austria ..........................................     5.00          65
Bahrain** ........................................    60.00         175
Bangladesh .......................................    45.00         175
Belgium (reg. bds). ..............................     2.00          60
Belgium (equities and Cpn bds)....................     4.00          60
Bermuda** ........................................    30.00          90
Botswana .........................................    35.00          65
Brazil ...........................................    30.00          25
Canada ...........................................     2.00          15
Chile ............................................    30.00          70
China ............................................    25.00          60
Colombia .........................................    50.00         135
Costa Rica .......................................    15.00          60
Croatia* * .......................................    45.00         125
Cyprus ...........................................    15.00          45
Czech Republic ...................................    23.00          60
Denmark ..........................................     3.00          85
Ecuador ..........................................    55.00         100
Egypt ............................................    45.00         120
Estonia ..........................................     7.00          20
Euro CD's ........................................     3.00          30
Euromarket .......................................     2.00          15
Finland ..........................................     8.00          60
France ...........................................     4.00          60
Germany ..........................................     2.00          35
Ghana  ...........................................    35.00          70
Greece ...........................................    30.00         145
Hong Kong ........................................     8.00          75
Hungary ..........................................    50.00         175
Iceland** ........................................    60.00         175
India ............................................    50.00         175
Indonesia ........................................    12.00         125
Ireland ..........................................     3.50          45
Israel ...........................................    35.00          55
Italy ............................................     4.00          70
Ivory Coast **....................................    60.00         175

                                                                  THE
                                                                 BANK OF
                                                                   NEW
                                                                  YORK

                                        WORLDWIDE SECURITIES PROCESSING SERVICES

M U T U A L  F U N D S

                              THE BANK OF NEW YORK
                           GLOBAL CUSTODY FEE SCHEDULE
                                     FOR THE
                         AUL AMERICAN SERIES FUND, INC.
                                  PORTFOLIOS AS
                           IDENTIFIED ON THE ATTACHED
                                   SCHEDULE I

                                   Global
                                               Safekeeping Fee   Transaction Fee
           Countries                          *(in basis points)  (U.S. Dollars)
--------------------------------------------------------------------------------

Jamaica ........................................      35.00          50
Japan (bonds) ..................................       3.00          10
Japan (equities) ...............................       3.00          10
Jordan .........................................      45.00         140
Kenya ..........................................      35.00          65
Korea ..........................................      12.50          25
Luxembourg .....................................       6.00          65
Malaysia .......................................       9.00         125
Mexico .........................................      10.00          25
Morocco ........................................      35.00         110
Namibia ........................................      35.00          65
Netherlands ....................................       6.00          35
New Zealand ....................................       3.50          65
Nigeria ........................................      35.00          65
Norway .........................................       3.00          80
Oman ...........................................      60.00         175
Pakistan .......................................      40.00         150
Peru ...........................................      45.00         120
Philippines ....................................      12.00         125
Poland .........................................      35.00         125
Portugal .......................................      20.00         100
Romania* * .....................................      45.00         150
Russia Equities ................................      45.00         175
Russia (Min. Fin Bonds) ........................      10.00         100
Singapore ......................................       8.00          90
Slovak Republic ................................      35.00         150
South Africa ...................................       1.50          35
Spain ..........................................       5.00          55
Sri Lanka ......................................      20.00          70
Swaziland ......................................      35.00          65
Sweden .........................................       3.00          60
Switzerland ....................................       3.00          75
Taiwan .........................................      17.00         135
Thailand .......................................       5.00          45
Turkey .........................................      20.00          75
Ukraine* * .....................................      45.00          65
United Kingdom .................................       3.00          35
United Kingdom (gilts) .........................       3.50          50

                                                                  THE
                                                                 BANK OF
                                                                   NEW
                                                                  YORK

                                        WORLDWIDE SECURITIES PROCESSING SERVICES

M U T U A L  F U N D S

                              THE BANK OF NEW YORK
                          GLOBAL CUSTODY FEE SCHEDULE
                                    FOR THE
                         AUL AMERICAN SERIES FUND, INC.
                                 PORTFOLIOS AS
                               IDENTIFIED ON THE
                                    ATTACHED
                                   SCHEDULE I

                                     Global
                                               Safekeeping Fee   Transaction Fee
           Countries                          *(in basis points)  (U.S. Dollars)
--------------------------------------------------------------------------------

Uruguay (equities) ..........................         60.00           85
Uruguay (bonds) .............................         40.00           85
Venezuela ...................................         50.00          175
Zambia ......................................         35.00           70
Zimbabwe ....................................         35.00           65

* Fee expressed in basis points per annum is calculated based upon month end market value.

**Not yet 17f-5 qualified.

Minimum fee for use of our global network
-----------------------------------------

 $500 per month, per portfolio.

Third Party Foreign Exchange Settlements
----------------------------------------

$50 per transaction/money movement

Minimum charges imposed by Agent Banks/Local Administrators
-----------------------------------------------------------

Brazil - 15 basis points for annual administrative charges
Chile - USD $17,500-$20,000 per annum minimum administration charge Colombia - USD $600 per month minimum administration charge
Ecuador - USD$800 monthly minimum per relationship
Egypt - USD $400 monthly minimum per relationship

Additional Charges
------------------

Charges incurred by The Bank of New York for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, extraordinary telecommunication fees or other unusual expenses which are unique to a country in which our clients is investing will be in addition to the stated fees.

AUL AMERICAN SERIES FUND. INC.             THE BANK OF NEW YORK
Accepted By:  ______________________       Accepted By:  _______________________
Title: _____________________________       Title:_______________________________
Date: ______________________________       Date:________________________________

                                                                  THE
                                                                 BANK OF
                                                                   NEW
                                                                  YORK

                                        WORLDWIDE SECURITIES PROCESSING SERVICES

M U T U A L  F U N D S

                                   SCHEDULE I
                                    FOR THE
                         AUL AMERICAN SERIES FUND, INC.
                                   PORTFOLIOS




The Equity Portfolio (domestic)
The Money Market Portfolio (domestic)
The Bond Fund Portfolio (domestic)
The Managed Fund Portfolio (domestic)
The Tactical Fund Portfolio (domestic)

Conservative Investor (global)
Moderate Investor (global)
Aggressive Investor (global)


                                                                  THE
                                                                 BANK OF
                                                                   NEW
                                                                  YORK

                        FORM OF ADDENDUM TO CUSTODY AGREEMENT


     The Custodian Agreement, made the 28th day of February, 1997, between AUL American Series Fund, Inc. (the "Fund"), a Maryland corporation, and The Bank of New York (the "Bank"), a banking association having its principal place of business in New York, New York (the "Agreement") is hereby amended by the addition of the provisions set forth in this Addendum to the Agreement, which is made this _____ day of ________________, 1997.

                                   WITNESSETH:

     WHEREAS, pursuant to the Agreement, the Fund has appointed the Bank as Custodian and the Bank has accepted such appointment; and

     WHEREAS, the Fund currently consists of five separate portfolios designated as the AUL American Equity Portfolio, the AUL American Bond Portfolio, the AUL American Money Market Portfolio, the AUL American Managed Portfolio, and the AUL American Tactical Asset Allocation Portfolio (each a "Portfolio"); and

     WHEREAS, the Fund intends to establish three additional Portfolios to be designated as the AUL American Conservative Investor Portfolio (the "Conservative Investor Portfolio"), the AUL American Moderate Investor Portfolio (the "Moderate Investor Portfolio"), and the AUL American Aggressive Investor Portfolio (the "Aggressive Investor Portfolio"); hereinafter collectively referred to as the "LifeStyle Portfolios" and

     WHEREAS, the Fund desires to appoint the Bank as Custodian for the LifeStyle Portfolios on the terms set forth in the Agreement and in this Addendum to the Agreement; and

     WHEREAS, the Bank is willing to accept such appointment;

     NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Addendum, it is agreed between the parties hereto as follows:

     1. In addition to its responsibilities as specified in the Agreement, the Fund hereby constitutes and appoints the Bank as Custodian with respect to the LifeStyle Portfolios, which, in addition to all other Portfolios previously established by the Fund, shall be deemed Portfolios under the Agreement as provided in the Agreement subject to the terms and conditions as specified in the Agreement and this Addendum, including the compensation provisions in paragraph [II.5.(g)] of the Agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their officers designated below on the date written above.

On Behalf of AUL AMERICAN SERIES FUND, INC.


By:___________________________________       _________________________________
ATTEST: Richard A. Wacker, Secretary to      James W. Murphy, Chairman of the
the Board of Directors                       Board of Directors and President

On Behalf of THE BANK OF NEW YORK



By:_________________________________   Attest:________________________________
Name:                                  Name:
Title:                                 Title: